UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2011
SANTARUS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-50651 (Commission File Number)	33-0734433 (I.R.S. Employer Identification No.)
3721 Valley Centre Drive, Suite 400, San Diego, California 92130
(Address of Principal Executive Offices) (Zip Code)
(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events
     Santarus, Inc. (“Santarus”) was notified by Depomed, Inc. (“Depomed”) that Depomed has filed a lawsuit in the United States District Court for the District of New Jersey against Sun Pharma Global FZE, Sun Pharmaceutical Industries Ltd., and Sun Pharmaceutical Industries Inc. (collectively, “Sun”), for infringement of certain patents related to Glumetza® (metformin hydrochloride extended release tablets). The patents asserted include the patents listed in the Orange Book for Glumetza (U.S. Patent Nos. 6,723,340; 6,635,280; 6,488,962; 6,340,475; and 7,780,987), as well as U.S. Patent No. 7,736,667. Santarus promotes Glumetza prescription products in the U.S., under the terms of an exclusive promotion agreement that Santarus entered into with Depomed in July 2008.
     The lawsuit is in response to an Abbreviated New Drug Application (“ANDA”) filed by Sun with the U.S. Food and Drug Administration (“FDA”) regarding Sun’s intent to market generic versions of the 500 mg and 1000 mg dosage strengths of Glumetza prior to the expiration of the asserted patents.
     Depomed has commenced the lawsuit within the 45 days required to automatically stay, or bar, the FDA from approving Sun’s ANDA for 30 months or until a district court decision that is adverse to the patents, whichever may occur earlier.
     In November 2009, Depomed sued Lupin for patent infringement in response to an ANDA filed by Lupin with the FDA seeking approval to market generic versions of Glumetza 500 mg and 1000 mg tablets.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.
Date: June 20, 2011	By:	/s/ Gerald T. Proehl
		Name:	Gerald T. Proehl
		Title:	President and Chief Executive Officer